Exhibit 99.77Q1

Bish & Haffey

A Professional Corporation

Certified Public Accountants

50 South Pickett Street

Suite 200

Alexandria, VA 22304

(703) 701-3800

May 29, 2002

Mr. William S. Berno

President

Aegis Value Fund, Inc.

1100 N Glebe Road, Suite 1040

Arlington VA 22201

Dear Mr. Berno:

This is to confirm that the client-auditor relationship between Aegis Value Fund Inc and Bish & Haffey, PC has ceased.

Sincerely,

/s/Bish & Haffey, PC

Bish & Haffey, PC

CC: Office of the Chief Accountant

SECPS Letter File

Securities and Exchange Commission

Mail Stop 9-5

450 Fifth Street, NW

Washington DC 20549